EXHIBIT 11

XATA Corporation
Earnings per Share
Three and Nine months Ending June 30, 2000

                                                           Three Months       Nine Months
                                                          Ended June 30,     Ended June 30,
                                                          --------------     --------------
BASIC COMPUTATION
-----------------
  Net earnings                                            $      302,056     $      830,927
  Less: Preferred Stock dividend                          $        8,022     $       35,023
                                                          --------------     --------------
Earnings available to common shareholders                 $      294,034     $      795,904
                                                          --------------     --------------

Weighted average shares outstanding                            4,535,225          4,481,982

                                                          --------------     --------------
                BASIC EARNINGS PER SHARE                  $         0.06     $         0.18
                                                          ==============     ==============


DILUTED COMPUTATION
-------------------
  Net earnings available to common shareholders           $      294,034     $      795,904
  Plus: Preferred Stock dividend (assumed conversion)              8,022     $       35,023
Earnings available to common shareholders                 --------------     --------------
   plus assumed conversions                               $      302,056     $      830,927
                                                          --------------     --------------

Weighted average shares outstanding                            4,535,225          4,481,982
Common stock equivalents *                                       495,313            514,285
                                                          --------------     --------------
Weighted average shares outstanding
   plus equivalents                                            5,030,538          4,996,267


                                                          --------------     --------------
               DILUTED EARNINGS PER SHARE                 $         0.06     $         0.17
                                                          ==============     ==============


* includes 400,000 and 433,460 shares underlying the Company's Series A Convertible Preferred Stock for the Three and Nine Months Ending June 30, 2000, respectively.